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AdvisorShares Trust

(Name of Registrant as Specified in Its Charter)

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AdvisorShares Market Adaptive Unconstrained Income ETF

A series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

January 13, 2016

As a shareholder of the AdvisorShares Market Adaptive Unconstrained Income ETF (the “Fund”), a series of AdvisorShares Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the renaming of the Fund and the hiring of a new sub-adviser to manage the Fund’s assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.

At a meeting of the Trust’s Board of Trustees (the “Board”) on October 30, 2015, the Board unanimously approved (i) a change to the Fund’s name from AdvisorShares Sunrise Global Multi-Strategy ETF to AdvisorShares Market Adaptive Unconstrained Income ETF; (ii) a sub-advisory agreement between AdvisorShares Investments, LLC (the “Adviser”) and American Wealth Management (“AWM”) with respect to the Fund; and (iii) changes to the Fund’s investment objective and principal strategies to reflect AWM’s investment process. Effective November 1, 2015, AWM replaced Sunrise Capital Partners LLC as the sub-adviser to the Fund.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Adviser, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser or to change the terms of an existing sub-advisory agreement with an unaffiliated sub-adviser. Approval by the Fund’s shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at http://www.advisorshares.com/fund/maui. The Information Statement will be available on the website until at least April 13, 2016. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 1-877-843-3831. The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by contacting the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, by calling 1-877-843-3831, or by visiting advisorshares.com.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, or call 1-877-843-3831. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

AdvisorShares Market Adaptive Unconstrained Income ETF

A series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

INFORMATION STATEMENT

January 13, 2016

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of AdvisorShares Market Adaptive Unconstrained Income ETF (the “Fund”), a series of AdvisorShares Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits AdvisorShares Investments, LLC (the “Adviser”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated sub-adviser that the Adviser believes is best suited to achieve the Fund’s investment objective.

Appointment of American Wealth Management as Sub-Adviser to the Fund

At a meeting of the Board held on October 30, 2015, the Board, including its members who are not interested persons of the Trust (the “Independent Trustees”), within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved (i) a change to the Fund’s name from AdvisorShares Sunrise Global Multi-Strategy ETF to AdvisorShares Market Adaptive Unconstrained Income ETF; (ii) a sub-advisory agreement between AdvisorShares Investments, LLC (the “Adviser”) and American Wealth Management (“AWM”) with respect to the Fund; and (iii) changes to the Fund’s investment objective and principal strategies to reflect AWM’s investment process. Effective November 1, 2015, AWM replaced Sunrise Capital Partners LLC (“Sunrise”) as the sub-adviser to the Fund.

Considerations by the Board of Trustees

At the meeting, the Board considered the approval of the investment sub-advisory agreement between the Adviser and AWM with respect to the Fund (the “Agreement”). The Agreement replaced a sub-advisory agreement dated December 19, 2013 between the Adviser and Sunrise with respect to the Fund. In considering whether to approve the Agreement, the Board considered and discussed information and analysis provided by the Adviser and AWM. The Board considered all factors that it deemed to be relevant, noting that AWM provides investment sub-advisory services to another series of the Trust whose agreement the Board considered for renewal in February 2015. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.  Certain factors considered by the Board at the meeting are addressed in more detail below.

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Nature, Extent and Quality of Services. In considering the nature, extent and quality of the services to be provided by AWM, the Board reviewed the proposed services and the qualification and background of the portfolio manager proposed to be responsible for managing the Fund.  The Board took note of its comprehensive review of AWM in February 2015 in connection with its consideration of the annual renewal of the agreement between the Adviser and AWM with respect to another series of the Trust. The Board considered AWM’s operational capabilities and resources and its experience in managing investment portfolios. Based on its review, within the full context of its deliberations, the Board determined that it was satisfied with the nature, extent, and quality of services to be provided to the Fund by AWM.

Performance. In connection with the assessment of AWM’s ability to perform its duties under the Agreement, the Board considered the sufficiency of its resources and concluded that AWM had the financial resources necessary to perform its obligations under the Agreement. The Board heard an overview of AWM’s investment philosophy, the proposed portfolio construction of the Fund, and the specific investment techniques to be employed. The Board also reviewed AWM’s overall investment performance.

Cost of Services and Profitability. The Board considered the cost of the services to be provided by AWM, reviewed the fee to be paid pursuant to the Agreement, and considered the estimated profitability projected by AWM.  In addition, the Board discussed the fee arrangement between the Adviser and AWM, noting that the Adviser would pay AWM out of the advisory fee it receives from the Fund.  The Board also noted that both the aggregate advisory fee to be paid to the Adviser under the new arrangement, as well as the proposed sub-advisory fee to be paid to AWM by the Adviser, are lower than the fees previously had been for the Fund. The Board also reviewed information provided by the Adviser regarding advisory fees of comparable funds and evaluated the proposed fee arrangement in light of this information and the factors that judicial decisions have specified as pertinent generally.  The Board also considered the Adviser’s contractual arrangement to waive its advisory fee and/or reimburse expenses in an effort to control the expense ratio of the Fund.  Based on its review, within the context of its full deliberations, the Board determined that the fee proposed to be paid to AWM is reasonable and fair.

Economies of Scale. The Board considered the potential for economies of scale, noting that the aggregate advisory fee for the Fund would be lowered as part of the proposed changes to the Fund, and determined that it would reconsider this factor at an appropriate time in the future. In the event there were to be significant asset growth in the Fund, the Board determined to reassess whether the advisory fee appropriately took into account any economies of scale that had been realized as a result of that growth.

Conclusion. Based on its deliberations and evaluation of the information described above, the Board, including the Independent Trustees, unanimously: (i) concluded that the terms of the Agreement are fair and reasonable; (ii) concluded that the fee for AWM is fair and reasonable in light of the services that it will provide to the Fund; and (iii) agreed to approve the Agreement for an initial term of two years.

Information about the Adviser

The Adviser, located at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, has served as the investment adviser for the Fund since its inception on July 8, 2014. The Adviser oversees AWM to ensure its compliance with the investment policies and guidelines of the Fund and monitors AWM’s adherence to its investment style.

In connection with the changes to the Fund, effective November 1, 2015, the Adviser’s annual advisory fee was reduced to 0.90% of the Fund’s average daily net assets. Previously, the Adviser was entitled to an advisory fee computed at the following annual rates: 1.50% with respect to the first $250,000,000 of the average daily net assets of the Fund; 1.35% with respect to the next $750,000,000 of the average daily net assets of the Fund; 1.275% with respect to the next $250,000,000 of the average daily net assets of the Fund; and 1.125% of average daily net assets of the Fund in excess of $2,500,000,000. For the fiscal year ended June 30, 2015, the Fund paid advisory fees to the Adviser in the amount of $31,204.

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The Adviser is responsible for paying the Fund’s sub-adviser for its services to the Fund. Sunrise was entitled to a sub-advisory fee computed at the following annual rates: 1.00% with respect to the first $250,000,000 of the average daily net assets of the Fund; 0.90% with respect to the next $750,000,000 of the average daily net assets of the Fund; 0.85% with respect to the next $250,000,000 of the average daily net assets of the Fund; and 0.75% of average daily net assets of the Fund in excess of $2,500,000,000. For the fiscal year ended June 30, 2015, the Adviser did not pay any sub-advisory fees to Sunrise because of the expense limitation arrangement that was in effect between the Adviser and Sunrise. Pursuant to the Agreement, AWM is entitled to a fee of 0.45% of the average daily net assets of the Fund.

In addition, effective November 1, 2015, the Adviser has contractually agreed to reduce its fees and/or reimburse expenses in order to keep net expenses (excluding amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, interest expense, taxes, brokerage commissions, acquired fund fees and expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses) from exceeding 0.99% of the Fund’s average daily net assets through at least October 2016. If at any point it becomes unnecessary for the Adviser to reduce fees or make expense reimbursements, the Board may permit the Adviser to retain the difference between the total annual fund operating expenses and 0.99% to recapture all or a portion of its prior fee reductions or expense reimbursements made during the preceding three-year period. Previously, the Adviser had contractually agreed to keep net expenses from exceeding 1.75% of the Fund’s average daily net assets.

Information about AWM

American Retirement Planners II, Inc., doing business as “American Wealth Management” and located at 570 Hammill Lane, Reno, Nevada 89511, serves as investment sub-adviser to the Fund. AWM is responsible for the day-to-day management of the Fund and selects the Fund’s investments according to the Fund’s investment objective, policies and restrictions. AWM is an investment adviser registered with the SEC.

The names and principal occupations of the principal executive officers and the directors of AWM are listed below:

Name	Principal Occupation
Laif Meidell Patricia Meidell	Financial Advisor Financial Advisor

Portfolio Management

The following portfolio manager is primarily responsible for the day-to-day management of the Fund.

Laif Meidell, Founder and Portfolio Manager.  Mr. Meidell is a portfolio manager of AWM’s investment portfolios. Prior to founding AWM in 1995, Mr. Meidell was an active duty officer in the U.S. Army. He graduated with honors from the Regis University (Denver, CO) with an M.B.A. in Finance and Accounting in 1993. Mr. Meidell received a B.S. in Finance from Brigham Young University (Provo, UT) in 1989. He holds the Series 7, 63, and 65 licenses. Mr. Meidell is a Chartered Market Technician (CMT) and an Accredited Investment Fiduciary (AIF).

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Terms of the Agreement

The Agreement will continue in effect for two years from its effective date unless sooner terminated. After the initial two-year term, the continuance of the Agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Fund and (ii) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Agreement will terminate automatically in the event of its assignment, or in the event of a termination of the advisory agreement between the Trust and the Adviser, and is terminable at any time without penalty by the Board or by a majority of the outstanding shares of the Fund, on not less than 30 days’ nor more than 60 days’ written notice to AWM, or by AWM on 90 days’ written notice to the Trust. The Agreement provides that AWM shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

AWM is entitled to an annual fee for its investment sub-advisory services to the Fund. All sub-advisory fees are paid by the Adviser and not the Fund. Because the Adviser pays AWM out of the fee it receives from the Fund, there is no duplication of advisory fees paid. The Adviser receives an annual fee of 0.90% of the Fund’s average daily net assets and, under the terms of the Agreement, pays AWM an annual fee of 0.45% of the average daily net assets of the Fund.

The chart below compares the actual fees earned by Sunrise for the period from July 8, 2014 (the Fund’s inception date) through June 30, 2015 to a hypothetical example of fees that would have been payable by the Adviser to AWM for the same period and also shows the percentage difference between the actual and hypothetical values.

Actual Fees Earned by Sunrise from July 8, 2014 to June 30, 2015 under Sunrise Agreement*	Hypothetical Fees Payable to AWM from July 8, 2014 to June 30, 2015 under AWM Agreement	Percent Difference
$20,802.60	$9,361.17	-55%

* Because of the expense limitation arrangement that was in effect between the Adviser and Sunrise during the period, the Adviser did not pay Sunrise any of the fees it earned.

General Information

Other Service Providers. The Trust’s administrator, custodian, transfer agent, and securities lending agent is The Bank of New York Mellon, which is located at 101 Barclay Street, New York, New York 10286. The Fund’s distributor is Foreside Fund Services, LLC, which is located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

Affiliated Broker Commissions. No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended June 30, 2015.

Share Ownership. As of December 31, 2015, the following shareholders owned of record more than 5% of the Fund’s assets:

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Participant Name	Percentage of Ownership
Industrial and Commercial Bank of China Financial Services LLC Equity Clearance	26.87%
Pershing LLC One Pershing Plaza Jersey City, NJ 07399	18.63%
JP Morgan Clearing Corp. 245 Park Avenue New York, NY 10167	9.89%

Charles Schwab & Co., Inc. 2423 E. Lincoln Dr. Phoenix, AZ 85016-1215	9.25%

TD Ameritrade Clearing, Inc. 4211 South 102nd St. Omaha, NE 68127-1031	5.84%

KCG Americas LLC 545 Washington Blvd. Jersey City, NJ 07310	5.54%

Interactive Brokers LLC Two Pickwick Plaza, 2nd Floor Greenwich, CT 06830	5.18%

Wedbush Securities Inc. 1000 Wilshire Blvd. Los Angeles, CA 90017-2465	5.14%

As of December 31, 2015, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the Fund.

Financial Information. The Fund will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders upon request. Requests for such reports may be made by writing to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 1-877-843-3831. The reports also are available by visiting advisorshares.com.

Shareholder Proposals. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board has been elected by shareholders). Any shareholder desiring to present a proposal for consideration at the next shareholder meeting must submit the proposal in writing so that it is received within a reasonable time before any meeting. A proposal should be sent to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814.

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